CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Profit Funds Investment Trust and to the use of our report dated
November 8, 2005 on The Profit Fund's (a series of shares of Profit Funds Investment Trust) financial statements and financial highlights as of and for the year ended September 30, 2005. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.





                                         /s/ Briggs, Bunting & Dougherty, LLP

                                         BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
DECEMBER 2, 2005